UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 12, 2006

Christopher & Banks Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19972	06-1195422
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Xenium Lane North		55441
Plymouth, Minnesota		(Zip Code)
(Address of Principal
Executive Offices)

Registrant’s telephone number, including area code:  (763) 551-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On June 12, 2006, Christopher & Banks Corporation (the “Company”) entered into an employment agreement with Matthew Dillon, President & Chief Merchandising Officer, under which he will be named President & Chief Executive Officer effective March 1, 2007. The Company and Mr. Dillon also agreed that he will be appointed to the Company’s Board of Directors concurrently with his promotion to Chief Executive Officer.

                Under the employment agreement, Mr. Dillon will receive an annual base salary of $775,000 effective March 1, 2007. In addition, the Company entered into a restricted stock agreement under which Mr. Dillon will receive a restricted stock grant of 200,000 shares of the Company’s common stock effective June 12, 2006. Forfeiture restrictions related to the restricted shares will lapse beginning May 31, 2007 and continue to lapse annually for six years thereafter, assuming the vesting conditions of continued employment and Company performance are met.

                Mr. Dillon joined the Company in May 2005 as Executive Vice President and Chief Merchandising Officer. He was named President in December 2005. Before joining the Company, Mr. Dillon was Vice President and Director of Merchandising for Coldwater Creek where he had been employed for four years. Prior to that, Mr. Dillon held executive or senior merchandising positions with the Mark Group, Bear Creek Corporation and Spiegel.

                On June 14, 2006, the Company issued a press release that announced Mr. Dillon’s promotion to Chief Executive Officer and his appointment to the Company’s Board of Directors effective March 1, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued by the Company on June 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: June 15, 2006	By:	/s/ Andrew K. Moller
Andrew K. Moller
Executive Vice President
and Chief Financial Officer

CHRISTOPHER & BANKS CORPORATION

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release issued by the Company on June 14, 2006.